                                                                  EXECUTION COPY

                                                                   Exhibit 10.12

                           EMPLOYEE MATTERS AGREEMENT

                                     between

                                   ALCAN INC.

                                       and

                                  NOVELIS INC.

           Dated January 5, 2005 with effect as of the Effective Time
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                                TABLE OF CONTENTS

EMPLOYEE MATTERS AGREEMENT.................................................    1

1.    DEFINITIONS AND INTERPRETATION.......................................    1
      1.1    DEFINITIONS...................................................    1
      1.2    APPENDICES....................................................    4

2.    CONFIDENTIALITY......................................................    5

3.    LIMITATION OF LIABILITY AND INDEMNIFICATION..........................    5

4.    DISPUTE RESOLUTION...................................................    6

5.    REPRESENTATIONS, WARRANTIES AND OTHER COVENANTS......................    6

6.    ASSIGNMENT...........................................................    6

7.    TRANSFERRED EMPLOYEES................................................    6
      7.1    CONTINUITY OF EMPLOYMENT......................................    6
      7.2    CONTINUOUS SERVICE WITH ALCAN.................................    7
      7.3    COLLECTIVE AGREEMENTS.........................................    7
      7.4    FORMER EMPLOYEES..............................................    8
      7.5    NOVELIS RESPONSIBILITY FOR HR LIABILITIES.....................    8
      7.6    ALCAN RESPONSIBILITY FOR HR LIABILITIES.......................    8
      7.7    SEVERANCE.....................................................    8
      7.8    CHANGE OF CONTROL AGREEMENTS..................................    8

8.    EXPATRIATES..........................................................    8

9.    PENSION AND BENEFITS MATTERS.........................................    9
      9.1    GENERAL RULE..................................................    9
      9.2    PLANS CONTINUED OR ASSUMED BY NOVELIS.........................    9
      9.3    PUBLIC PLANS..................................................    9
      9.4    NON-ASSUMED ALCAN P.B. PLANS..................................    9
      9.5    NON-ASSUMED ALCAN PENSION PLANS...............................    9
      9.6    NON-ASSUMED ALCAN GROUP BENEFIT PLANS.........................   10

10.   EMPLOYMENT-RELATED MATTERS...........................................   10
      10.1   TRANSFERRED EMPLOYEES' RECORDS................................   10
      10.2   VACATION......................................................   11
      10.3   WORKERS' COMPENSATION.........................................   11
      10.4   COOPERATION...................................................   11

11.   ALCAN EQUITY COMPENSATION PLANS......................................   11
      11.1   GENERAL PRINCIPLES............................................   11
      11.2   FORMER EMPLOYEES..............................................   12

12.   TRANSITIONAL SERVICES................................................   12

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
13.   MISCELLANEOUS........................................................   12
      13.1   CONSTRUCTION..................................................   12
      13.2   PAYMENT TERMS.................................................   12
      13.3   NOTICES.......................................................   13
      13.4   GOVERNING LAW.................................................   13
      13.5   ENTIRE AGREEMENT..............................................   13
      13.6   CONFLICTS.....................................................   13
      13.7   SURVIVAL......................................................   13
      13.8   INDEMNIFICATION...............................................   13

                           EMPLOYEE MATTERS AGREEMENT

THIS AGREEMENT entered into in the City of Montreal, Province of Quebec, is dated January 5, 2005 with effect as of the Effective Time.

BETWEEN: ALCAN INC., a corporation organized under the Canada Business Corporations Act ("ALCAN");

AND: NOVELIS INC., a corporation incorporated under the Canada Business Corporations Act ("NOVELIS").

RECITALS:

WHEREAS Alcan and Novelis have entered into a Separation Agreement pursuant to which the Parties (as defined below) have set out the terms on which, and the conditions subject to which, they wish to implement the Separation (as defined below) (such agreement, as amended, restated or modified from time to time, the "SEPARATION AGREEMENT").

WHEREAS in connection therewith, Alcan and Novelis have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters and, more specifically, to set out the terms and conditions pertaining to the transfer of the Transferred Employees (as defined below) to Novelis or any other member of Novelis Group (as defined below).

WHEREAS in connection therewith, it is necessary to indicate in individual Appendices (as defined below), by applicable country, certain of the terms and conditions of this Agreement which are applicable to the Employees (as defined below) and Former Employees (as defined below) affected by the transaction described in the Separation Agreement.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

Unless otherwise defined in this Agreement, capitalized words and expressions and variations thereof used in this Agreement or in its Appendices have, unless a clearly inconsistent meaning is required under the context, the meanings set forth in the Separation Agreement and the following words and expressions and variations thereof used in this Agreement or in its Appendices, unless a clearly inconsistent meaning is required under the context, have the following meanings:

"ALCAN EMPLOYMENT POLICIES" means all material benefits, compensation and employment policies as well as all material practices relating thereto of Alcan Group, applicable to the
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                                       -2-


Employees and Former Employees in each applicable country immediately prior to the Effective Time, including but not limited to those listed in the Appendices, as well as the following policies, which apply internationally:

     -    Individual Performance and Career Management System (IPCM)

     -    Job evaluation process with the Hay system

     -    Jobs online

     -    People development

     -    Executive Performance Award (EPA)

     -    Environment, Health and Safety First (EHS First)

     -    Code of Conduct

     -    Policy on International Assignments.

Without limiting the generality of the foregoing, the Alcan Employment Policies include all policies and practices relating to vacation, statutory holidays, leaves of absence, scholarship or tuition reimbursement, dependant care assistance, immigration assistance, employee loans or loan guarantees, severance, compensation or bonus or change of control.

"ALCAN EQUITY COMPENSATION PLANS" means all equity compensation plans of Alcan Group applicable to the Employees and Former Employees in each applicable country, as listed in Section 11.

"ALCAN GROUP" means Alcan and its Subsidiaries from time to time after the Effective Time.

"ALCAN P. B. PLANS" means all pension and benefit plans as well as all material practices relating thereto of Alcan Group, applicable to the Employees and Former Employees in each applicable country, including but not limited to those listed in the Appendices. Without limiting the generality of the foregoing, the Alcan P.B. Plans include all retirement, pension, supplemental pension, savings, retirement savings, retiring allowance, profit sharing, deferred compensation, life insurance, medical, hospital, dental care, vision care, drug, sick leave, short term or long term disability, salary continuation, unemployment benefits, tuition fees, employee bonus award, recognition plans or programs and other employee benefit plan, program, arrangement, policy or practice whether written or oral, formal or informal, funded or unfunded, registered or unregistered, insured or self-insured that is maintained or otherwise contributed to, or required to be contributed to, by or on behalf of Alcan Group for the benefit of the Employees and Former Employees, including any public or government sponsored plan.

"AESOP" has the meaning set forth in Section 11.1.

"APPLICABLE WORKERS' COMPENSATION LAW" means the statutory and administrative regime set up within each applicable country for the insurance and management of workplace injuries and illnesses.

"APPENDIX (CES)" means an appendix or the appendices listed in Section 1.2.

"APPO" has the meaning set forth in Section 7.1 of this Agreement.
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"COLLECTIVE AGREEMENTS" means all written agreements entered into between Alcan or any other member of Alcan Group and unions on behalf of Employees with respect to the terms and conditions of employment of Employees, in each applicable country, including but not limited to, those listed in the Appendices.

"CONVERTED OPTIONS" has the meaning set forth in Appendix 15.

"DSUP" has the meaning set forth in Section 11.1.

"EFFECTIVE DATE" means the date shown on the Certificate of Arrangement issued by the Director under the Canada Business Corporations Act giving effect to the Separation.

"EFFECTIVE TIME" means 12:01 a.m. Montreal time on the Effective Date.

"EPA" has the meaning set forth in Section 11.1.

"EMPLOYEES" means all employees, including Leave Employees, of the Separated Businesses and the Separated Entities, including but not limited to, those listed in the Appendices.

"EXPATRIATES" means those Employees who are, as at the Effective Time, assigned to a country other than their country of origin, including but not limited to, those listed in Appendix "16".

"FORMER EMPLOYEES" means all former employees of any Separated Business or Separated Entity, as at the Effective Time, including retirees, who were employed by a Separated Business or a Separated Entity when they ceased to be employed by the Alcan Group, for whatever reason.

"GROUP" means Alcan Group or Novelis Group, as the context requires.

"HR LIABILITIES" means all obligations and liabilities for wages, bonuses (including, for greater certainty, all EPA) variable compensation, workers' compensation benefits, pension and other benefits or any other employee claim, including vacation pay, in respect of any Transferred Employee or Former Employee.

"LEAVE EMPLOYEE" means any Employee who is on short-term disability leave, long-term disability leave, pregnancy or parental leave, absent and in receipt of workers' compensation benefits or on any other form of approved leave, as of the Effective Time.

"NON-ASSUMED ALCAN P.B. PLANS" means the Alcan P.B. Plans that are not sponsored by a Separated Business or a Separated Entity and that do not cover exclusively Employees or Former Employees.

"NON-ASSUMED ALCAN GROUP BENEFIT PLANS" means the Non-Assumed Alcan P.B. Plans providing life, dismemberment, health, disability or similar benefits.

"NON-ASSUMED ALCAN PENSION PLANS" means the Non-Assumed Alcan P.B. Plans that are pension plans.
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                                       -4-


"NOVELIS GROUP" means Novelis and its Subsidiaries from time to time after the Effective Time.

"NOVELIS GROUP BENEFITS PLANS" means the Novelis P.B. Plans providing life, dismemberment, health, disability or similar benefits.

"NOVELIS P.B. PLANS" has the meaning set forth in Section 9.4.

"NOVELIS PENSION PLANS" means the Novelis P.B. Plans that are pension plans.

"PARTY" means each of Alcan and Novelis as a party to this Agreement and "PARTIES" means both of them.

"PARTICIPATION PERIOD" has the meaning set forth in Section 9.4.

"RSU" has the meaning set forth in Section 11.1.

"SEPARATION" means the transfer by Alcan to Novelis, pursuant to a Plan of Arrangement under the Canada Business Corporations Act of substantially all of the aluminium rolled products businesses operated by Alcan prior to December 2003 together with certain other assets, the whole as further described in the Separation Agreement.

"SEPARATION AGREEMENT" has the meaning set forth in the Preamble to this Agreement.

"SPAU" has the meaning set forth in Section 11.1.

"SUBSIDIARY" of any Person means any corporation, partnership, limited liability entity, joint venture or other organization, whether incorporated or unincorporated, of which a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person.

"TRANSFERRED EMPLOYEES" means those Employees whose employment is continued with Novelis or any relevant other member of Novelis Group, pursuant to Section 7.1 of this Agreement.

"TRANSITIONAL SERVICES" means the employment related services to be provided by either Party under the Transitional Services Agreement and which are further described in the Transitional Services Agreement.

"TSRP" has the meaning set forth in Section 11.1.

1.2  APPENDICES

The following are the Appendices attached to this Agreement and which form part hereof:

Appendix 1     - Canada
Appendix 1A    - List of Canadian Employees
Appendix 2     - France

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
Appendix 2A    - List of French Employees
Appendix 3     - Korea
Appendix 3A    - List of Korean Employees
Appendix 4     - Malaysia
Appendix 4A    - List of Malaysian Employees
Appendix 5     - Brazil
Appendix 5A    - List of Brazilian Employees
Appendix 5B    - List of Claims and Grievances Filed by Brazilian Employees and
                 Former Employees
Appendix 6     - United Kingdom
Appendix 6A    - List of United Kingdom Employees
Appendix 7     - Germany
Appendix 7A    - List of German Employees, excluding Alu-Norf Employees
Appendix 8     - United States
Appendix 8A    - List of US Employees
Appendix 9     - Italy
Appendix 9A    - List of Italian Employees
Appendix 10    - Luxembourg
Appendix 10A   - List of Luxembourg Employees
Appendix 11    - Switzerland
Appendix 11A   - List of Switzerland Employees
Appendix 12    - Belgium
Appendix 12A   - List of Belgian Employees
Appendix 13    - Netherlands
Appendix 13A   - List of Dutch Employees
Appendix 14    - Change of Control Agreements
Appendix 15    - Conversion of rights in Alcan Equity Compensation Plans
Appendix 16    - List of Expatriates.

2.   CONFIDENTIALITY

The terms of the confidentiality provisions set forth in Sections 11.07 and
11.08 of the Separation Agreement shall apply to any and all Confidential Information disclosed in the course of the Parties' interactions under this Agreement including Confidential Information disclosed in the course of and pursuant to the Transitional Services Agreement, and such Confidentiality provisions shall continue to apply notwithstanding the expiry or early termination of the Separation Agreement and Transitional Services Agreement.

3.   LIMITATION OF LIABILITY AND INDEMNIFICATION

The terms of the Separation Agreement relating to mutual releases and indemnification set forth in Article IX of the Separation Agreement shall apply to this Agreement, as if such Article was set out in full herein by reference to the obligations of the Parties hereunder, subject to the provisions set forth in
Section 7.1 of this Agreement.
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                                       -6-


4.   DISPUTE RESOLUTION

The Master Agreement with respect to Dispute Resolution among the Parties and other parties thereto shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby), or the commercial or economic relationship of the Parties relating hereto or thereto.

5.   REPRESENTATIONS, WARRANTIES AND OTHER COVENANTS

The Parties hereby reiterate for the purposes of this Agreement those representations and warranties set forth in Article VI of the Separation Agreement.

In addition and without limiting the generality of the foregoing, Novelis shall, and shall cause, where applicable, any relevant other member of Novelis Group to, comply with all covenants and undertakings set out in this Agreement, including all Appendices, that are made by Novelis, whether on its own behalf or on behalf of Novelis Group or any relevant other member of Novelis Group, such as those mentioned in Sections 7, 8, 9, 10 and 11 of this Agreement (which enumeration is not intended to be exhaustive), subject to Applicable Law.

6.   ASSIGNMENT

Neither Party shall assign or transfer this Agreement, in whole or in part, or any interest or obligation arising under this Agreement without the prior written consent of the other Party.

7.   TRANSFERRED EMPLOYEES

7.1  CONTINUITY OF EMPLOYMENT

Novelis and each relevant other member of Novelis Group shall continue the employment of the Employees whose employment is automatically transferred to it pursuant to Applicable Law, on substantially comparable terms and conditions, in the aggregate, (including the Alcan P.B. Plans and the Alcan Employment Policies) as those applicable at the Effective Time to the Employees, and shall maintain such terms and conditions for a period up to and including the first anniversary of the Effective Time or for such longer period as is required pursuant to Applicable Law.

With respect to Employees whose employment is not automatically transferred pursuant to Applicable Law, or if required pursuant to Applicable Law, Novelis and each relevant other member of Novelis Group will offer such Employees continuation of employment on substantially comparable terms and conditions, in the aggregate, (including the Alcan P.B. Plans and the Alcan Employment Policies) as those applicable at the Effective Time to such

Employees, by means of a letter from Novelis Group in such form as may be required by Applicable Law or in such other legally permissible and effective form as may be appropriate.

Notwithstanding the foregoing, Novelis and each relevant other member of Novelis Group shall have the right to modify such terms and conditions of employment before the expiry of said one year period, only if such changes are part of a Collective Agreement.

Without limiting the generality of the foregoing, Novelis and each relevant other member of Novelis Group shall offer its executives benefits of comparable value to those which applied to them at the Effective Time. Furthermore, those amongst the Transferred Employees who currently participate in the Alcan Pension Plan for Officers (the "APPO") shall see their respective service and earnings as officers of Alcan (or any other member of Alcan Group) recognized by Novelis and each relevant other member of Novelis Group, for purposes of the Novelis pension plan applicable to such Transferred Employees.

For greater certainty, in addition to Novelis's indemnification obligations set out in Section 9.02 of the Separation Agreement, Novelis shall indemnify and hold harmless, and shall cause the other members of Novelis Group, to solidarily indemnify and hold harmless Alcan and each other member of Alcan Group from and against any Liability relating to, arising out of or resulting from any claim, of any nature whatsoever, made by any Employee who refuses to be employed or to continue to be employed by Novelis or any relevant other member of Novelis Group or who alleges, once he has begun employment with Novelis or any relevant other member of Novelis Group, that Novelis or any relevant other member of Novelis Group did not maintain such terms and conditions of employment for a period of one year as stipulated in the first paragraph of this Section 7.1.

7.2  CONTINUOUS SERVICE WITH ALCAN

Novelis and each relevant other member of Novelis Group shall recognize the respective service with Alcan (or any other member of Alcan Group) of all Transferred Employees, for all purposes except where it would result in duplicate benefits for the same period of service. With respect to Novelis Pension Plans, and except as otherwise dealt with in an Appendix, such service will not be counted for calculation of benefits, unless Novelis or any other relevant member of Novelis Group decides otherwise. Where applicable, Alcan shall recognize service with Novelis and any relevant other member of Novelis Group of all Transferred Employees for vesting and for eligibility requirements for all Alcan P.B. Plans.

7.3  COLLECTIVE AGREEMENTS

Novelis or the relevant other member of Novelis Group shall be the successor employer of Alcan or any other member of Alcan Group under the Collective Agreements pursuant to the respective terms of such Collective Agreements and/or Applicable Law and, from and after the Effective Time, Novelis or any relevant other member of Novelis Group shall be bound by, and observe, and shall cause the other members of Novelis Group to observe, all the terms, conditions, rights and obligations under such Collective Agreements. Without limiting the generality of the foregoing, Novelis or the relevant other members of Novelis Group shall be the successor employers with respect to any pending grievances, complaints or other litigation relating to Employees covered by such Collective Agreements.

7.4  FORMER EMPLOYEES

Except as otherwise specifically dealt with in this Agreement or an Appendix, Novelis or the relevant other members of Novelis Group shall assume all Liabilities, including HR Liabilities, relating to the Former Employees.

7.5  NOVELIS RESPONSIBILITY FOR HR LIABILITIES

As of the Effective Time, and except as otherwise specifically dealt with in this Agreement or an Appendix, Novelis shall be responsible for, and shall discharge, and shall cause the relevant other members of Novelis Group to discharge, all HR Liabilities, whether accrued prior to, on or after the Effective Time.

7.6  ALCAN RESPONSIBILITY FOR HR LIABILITIES

As of the Effective Time, and except as otherwise specifically dealt with in this Agreement or an Appendix, no member of Alcan Group shall be responsible for any HR Liabilities, whether accrued prior to, on or after the Effective Time.

7.7  SEVERANCE

Novelis shall pay, and shall cause the relevant other members of Novelis Group to pay, severance to the Transferred Employees whose employment is terminated by Novelis or any relevant other member of Novelis Group, on or before the first anniversary of the Effective Time, on terms no less favourable than the severance, if any, that would have been applicable to such Transferred Employees pursuant to the severance policies of Alcan Group or Applicable Law in effect at the Effective Time, assuming such Transferred Employees had remained employees of Alcan or any other member of Alcan Group, until such termination.

7.8  CHANGE OF CONTROL AGREEMENTS

As of the Effective Time, Novelis and each relevant other member of Novelis Group, shall assume, perform, discharge and fulfill all the obligations of Alcan set forth in the Change of Control Agreements listed in Appendix "14" attached to this Agreement.

8.   EXPATRIATES

Each Expatriate shall receive from Novelis or the relevant other members of Novelis Group, a letter confirming the terms and conditions of employment applicable to such person. Without limiting the generality of the foregoing, such letter will provide details as to the pension plans and benefits which will apply to such Expatriate.
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                                       -9-


9.   PENSION AND BENEFITS MATTERS

9.1  GENERAL RULE

Except as otherwise dealt with in this Agreement, an Appendix or the Transitional Services Agreement and subject to mandatory provisions of Applicable Law, all matters relating to pension and benefits of the Transferred Employees and Former Employees shall be governed by this Section 9. Novelis or the relevant other members of the Novelis Group shall assume all Liabilities relating to the benefits of the Transferred Employees and the Former Employees under the Alcan P.B. Plans as of the Effective Time.

9.2  PLANS CONTINUED OR ASSUMED BY NOVELIS

All Alcan P.B. Plans sponsored by a Separated Entity or a Separated Business or covering exclusively Employees or Former Employees shall be continued by or, as applicable, assigned to and assumed by Novelis or the relevant other members of the Novelis Group as of the Effective Time.

9.3  PUBLIC PLANS

Novelis or the relevant other members of Novelis Group shall be the successor employers in respect of the Employees and Former Employees in respect of any Alcan P.B. Plan that is a public or government sponsored plan as of the Effective Time.

9.4  NON-ASSUMED ALCAN P.B. PLANS

As of the later of the Effective Time or the day following the end of a period during which Transferred Employees and Former Employees have continued to be covered by a Non-Assumed Alcan P.B. Plan after the Effective Time pursuant to an Appendix or the Transitional Services Agreement (the "PARTICIPATION Period"), Transferred Employees and Former Employees shall cease to actively participate in, accrue benefits under or be covered by, the Non-Assumed Alcan P.B. Plans and shall be treated as terminated employees or terminated members under those plans.

As of the later of the Effective Time or the day following the end of a Participation Period, Novelis or the relevant other members of Novelis Group shall establish pension and benefit plans that will provide the Transferred Employees and Former Employees with pension and benefits and on terms and conditions that are in the aggregate substantially similar to those of the relevant Non-Assumed Alcan P.B. Plan in effect on the later of the Effective Time or the end of the Participation Period in question (the "NOVELIS P.B. PLANS"). However Novelis Group shall not be required to maintain substantially similar benefits beyond the first anniversary of the Effective Time.

9.5  NON-ASSUMED ALCAN PENSION PLANS

Alcan and the relevant Non-Assumed Alcan Pension Plan shall remain responsible for the benefits accrued by the Transferred Employees and the Former Employees under each of the
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                                      -10-


Non-Assumed Alcan Pension Plans up to the Effective Time or such later time pursuant to an Appendix or the Transitional Services Agreement, unless and until such benefits are transferred to a Novelis Pension Plan pursuant to terms set out in an Appendix.

9.6  NON-ASSUMED ALCAN GROUP BENEFIT PLANS

Novelis and the relevant other members of Novelis Group shall ensure that evidence of insurability or pre-existing conditions and eligibility periods in respect of the Novelis Group Benefit Plans are waived in respect of the Transferred Employees and Former Employees and shall honour any deductibles, co-payments, co-insurance or out-of-pocket expenses paid or incurred by such Transferred Employees and Former Employees, including with respect to their covered dependants, under the Non-Assumed Alcan Group Benefit Plans from the beginning of the current coverage period to the Effective Time, as though such amounts had been paid in accordance with the terms and conditions of the Novelis Group Benefit Plans.

Alcan shall retain responsibility under and subject to the terms of the Non-Assumed Alcan Group Benefit Plans, for death, dismemberment, medical and dental claims incurred prior to the Effective Time, and Novelis and the relevant other members of Novelis Group shall be responsible for death, dismemberment, medical and dental claims incurred after the Effective Time. For greater certainty, for the purposes hereof, a claim in connection with the foregoing shall be deemed to be incurred on the date hereinafter specified:

- with respect to death or dismemberment claim:   the date on which the event
                                                  occurred; and

- with respect to a medical or a dental claim:    the date on which the
                                                  services  were  provided or
                                                  the supplies were purchased.

With respect to disability, salary continuance or other wage replacement benefit, Novelis and the relevant other members of Novelis Group shall be responsible for all payments to disabled Transferred Employees from and after the Effective Time except for those payments that remain covered by the insured portion of the Non-Assumed Alcan Group Benefit Plans or by a Non-Assumed Alcan Pension Plan.

10.  EMPLOYMENT-RELATED MATTERS

10.1 TRANSFERRED EMPLOYEES' RECORDS

Subject to Applicable Law, Alcan shall deliver to Novelis or the relevant other members of Novelis Group, on or after the Effective Time, all documentation it has on file relating to each Transferred Employee and Former Employee, including, as applicable, any curriculum vitae, offer of employment and history of employment (positions held and salary progression), disciplinary measures and performance evaluations carried out by Alcan Group and received by such Transferred Employee. Alcan shall retain a copy of all such documentation relating to such Transferred Employees it is legally required to retain pursuant to Applicable Law.
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                                      -11-


10.2 VACATION

Appendices "1" to "13" attached to this Agreement set forth, on a country-by-country basis, Alcan's estimate of the total amount of pay for all accrued and unused vacation days due and owing to the Transferred Employees of the relevant country up to the Effective Time. Novelis shall grant, and shall cause each relevant other member of Novelis Group to grant, each Transferred Employee paid time off in an amount equal to the accrued and unused vacation days for each such Transferred Employee as set forth in the relevant Appendix and which was used by Alcan in connection with the foregoing calculations. Alcan shall, within sixty (60) days after the Effective Time or as soon as practicable thereafter, provide Novelis and each relevant other member of Novelis Group, upon request, with updated Appendices "1" to "13" prepared as at the Effective Time, confirming the accrued and unused vacation days.

10.3 WORKERS' COMPENSATION

Novelis and each relevant other member of Novelis Group shall reimburse Alcan and each relevant other member of Alcan Group for any and all assessments, reassessments, charges, surcharges, fines, levies or penalties imposed upon Alcan or any other member of Alcan Group after the Effective Time, under any Applicable Workers' Compensation Law, to the extent that such assessments, reassessments, charges, surcharges, fines, levies or penalties relate to any Transferred Employee or any Former Employee.

10.4 COOPERATION

After the date hereof, Alcan and Novelis shall co-operate, and shall cause the other members of their respective Group to co-operate, promptly and in good faith in implementing this Agreement.

Alcan and Novelis acknowledge that the employee matters relating to the transaction are complex and that there are situations that may not be dealt with specifically in this Agreement and agree that, should they occur, such situations shall be dealt with to the fullest extent possible in accordance with the general principles laid out in this Agreement and the Separation Agreement.

11.  ALCAN EQUITY COMPENSATION PLANS

11.1 GENERAL PRINCIPLES

The Alcan Equity Compensation Plans are the following:

     -    Alcan Executive Share Option Plan ("AESOP");

     -    Total Shareholder Return Plan ("TSRP");

     -    Stock Price Appreciation Unit - Suisse ("SPAU");
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                                      -12-


     -    Deferred Stock Unit Plan ("DSUP");

     -    Restricted Stock Unit ("RSU"); and

     -    Employee Performance Award ("EPA").

Subject to the terms of the Plan of Arrangement, and save and except for those who, amongst the Transferred Employees, hold Pechiney options (with underlying Alcan options), all rights enjoyed by Transferred Employees in the Alcan Equity Compensation Plans shall be cancelled or forfeited, as applicable, as of the Effective Time.

As of the Effective Time, such Transferred Employees who were entitled to participate in the Alcan Equity Compensation Plans shall be entitled to receive Converted Options and other rights in accordance with the principles further described in Appendix "15".

The liabilities relating to the EPA earned by the Transferred Employees in year 2004 and to be paid in year 2005 shall be assumed by Novelis.

11.2 FORMER EMPLOYEES

For greater certainty, the general principles mentioned in Section 11.1 do not apply to Former Employees. Such Former Employees shall be entitled to exercise their rights in the Alcan Equity Compensation Plans in accordance with the terms thereof, with the exception of Novelis' Chief Financial Officer, Mr. Geoff Batt, who will also receive Converted Options in accordance with the principles set out in Appendix "15".

12.  TRANSITIONAL SERVICES

The Parties shall provide one another those Transitional Services relating to employment matters that are described in the Transitional Services Agreement.

13.  MISCELLANEOUS

13.1 CONSTRUCTION

The terms of the Separation Agreement relating to construction or interpretation set forth in Section 16.04 of the Separation Agreement shall apply to this Agreement.

13.2 PAYMENT TERMS

Except as expressly provided in this Agreement, the terms of the Separation Agreement relating to payment terms set forth in Section 16.08 of the Separation Agreement shall apply to this Agreement.

13.3 NOTICES

All notices and other communications hereunder shall be given in conformity with
Section 16.10 of the Separation Agreement.

13.4 GOVERNING LAW

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, irrespective of conflict of laws principles under Quebec law, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

13.5 ENTIRE AGREEMENT

This Agreement, the Separation Agreement and exhibits, schedules and Appendices hereto and thereto and the specific agreements contemplated herein or thereby, contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.

13.6 CONFLICTS

In case of any conflict or inconsistency between this Agreement and the Separation Agreement, this Agreement shall prevail. In case of any conflict or inconsistency between the terms and conditions of this Agreement and the terms of any Transition Service Schedule to the Transitional Services Agreement, the provisions of this Agreement shall prevail. In case of any conflict or inconsistency between the terms and conditions of this Agreement, and the term of any Appendix thereto, the provisions of the Appendix shall prevail.

13.7 SURVIVAL

Except as expressly set forth in the Separation Agreement, the covenants, representations and warranties contained in this Agreement, including those contained in Section 2 (Confidentiality) hereof, and liability for the breach of any obligation contained herein shall survive the expiration of this Agreement.

13.8 INDEMNIFICATION

Notwithstanding anything to the contrary in this Agreement, Novelis shall indemnify and hold Alcan and the relevant other members of Alcan Group harmless from and against all Liabilities in respect of claims resulting from the failure of any other member of Novelis Group to fulfill its obligations pursuant to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the Parties hereto have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

                                        ALCAN INC.


                                        By: /s/ David McAusland
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                        NOVELIS INC.


                                        By: /s/ Brian W. Sturgell
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------